As filed with the Securities and Exchange Commission on June 21, 1999.
                                   Registration No. 333-
-------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                             THERMOTREX CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

      DELAWARE                                             52-1711436
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                 Identification Number)

                           10455 Pacific Center Court
                               San Diego, CA 92121
               (Address of Principal Executive Offices) (Zip Code)


         THERMOTREX CORPORATION DEFERRED COMPENSATION PLAN FOR DIRECTORS

           THERMOTREX CORPORATION EMPLOYEES INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN

     THERMOTREX CORPORATION INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

        THERMO ELECTRON CORPORATION - THERMOTREX CORPORATION NONQUALIFIED
                                STOCK OPTION PLAN

             THERMO ELECTRON CORPORATION DIRECTORS STOCK OPTION PLAN


                           (Full Titles of the Plans)


                          Sandra L. Lambert, Secretary
                             ThermoTrex Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
                     (Name and Address of Agent for Service)

                                  (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                    Seth H. Hoogasian, Esq., General Counsel
                             ThermoTrex Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046

                                 ---------------

                         CALCULATION OF REGISTRATION FEE


  Title of                                   Proposed
securities         Amount       Proposed      Maximum             Amount of
   to be            to be       Maximum      Aggregate           Registration
registered       registered     Offering    Offering Price           Fee
                                Price Per
                                 Share
  Common Stock,
 $.01 par value     2,242,500   $7.25 (2)    $16,258,125 (2)      $4,520
    per share         shares
                       (1)


     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the employee benefit plans described herein to reflect certain changes in the Registrant's capital structure, including stock dividends or stock splits.

(1) The shares registered hereunder are divided among the various plans as set forth in the following table:

      Name of Plan                                          No. of Shares

      ThermoTrex Corporation Deferred
            Compensation Plan for Directors                     22,500

      ThermoTrex Corporation Employees Equity
            Incentive Plan                                     300,000

      ThermoTrex Corporation Incentive and Nonqualified      1,725,000
            Stock Option Plan

      Thermo Electron Corporation / ThermoTrex
            Corporation Nonqualified Stock Option Plan          45,000

      Thermo Electron Corporation Directors
            Stock Option Plan                                  150,000

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 2,242,500 shares and (2) the average of the high and low sales prices, $7.50 and $7.00, respectively, of the Registrant's Common Stock on the American Stock Exchange on June 15, 1999 as reported in the consolidated reporting system.

                                EXPLANATORY NOTE

     With respect to the ThermoTrex Corporation Incentive and Nonqualified Stock Option Plan (the "TKN Incentive Plan") and the Thermo Electron Corporation / ThermoTrex Corporation Nonqualified Stock Option Plan (the "TMO/TKN Plan"), this Registration Statement is filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which registration statements relating to such employee benefit plans are effective.

      On January 24, 1992, the Company filed an initial registration statement on Form S-8 (Reg. No. 33-45284) to register 120,000 shares of Common Stock reserved for issuance under the TMO/TKN Plan. Giving effect to increases under the TMO/TKN Plan as a result of a stock split, the addition of this Registration Statement brings the total number of shares registered for issuance under the TMO/TKN Plan to 225,000. In addition, on January 24, 1992, the Company filed an initial registration statement on Form S-8 (Reg. No. 33-45282) to register 480,000 shares of Common Stock reserved for issuance under the TKN Incentive Plan. Giving effect to increases under the TKN Incentive Plan as a result of a stock split, the addition of this Registration Statement brings the total number of shares registered for issuance under the TKN Incentive Plan to 2,445,000. The contents of the previously filed registration statements relating to the TMO/TKN Plan and the TKN Incentive Plan are incorporated herein by reference except for the items that are set forth below. Pursuant to Instruction E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the previous registration statements.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in documents sent or given to the respective participants in the plans listed on the cover page of this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Registration Statement, the terms "Registrant" or "Company" refer to ThermoTrex Corporation.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

            (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended October 3, 1998.

            (b) The Company's Current Report on Form 8-K filed with the Commission on December 10, 1998.

            (c) The Company's Current Report on Form 8-K filed with the Commission on December 14, 1998.

            (d) The Company's Quarterly Report on Form 10-Q for the quarter ended January 2, 1999.

            (e) The Company's Current Report on Form 8-K filed with the Commission on February 24, 1999.

            (f) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999.

            (g) The Company's Current Report on Form 8-K filed with the Commission on May 6, 1999.

            (h) The Company's Current Report on Form 8-K filed with the Commission on May 25, 1999.

            (i) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

      All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation ("Thermo Electron"), the majority stockholder of the Company, is an officer of the Company and Thermo Electron, and owns or has the right to acquire 4,214 shares of Common Stock and 348,828 shares of the common stock, $1.00 par value per share, of Thermo Electron.

Item 6.  Indemnification of Directors and Officers.

      The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

      Thermo Electron has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)    To include any prospectus required by Section 10(a)(3)
                           of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 21st day of June, 1999.

                                        THERMOTREX CORPORATION


                                        By:  /s/ Anne Pol
                                             Anne Pol
                                             Interim President


                                POWER OF ATTORNEY

      Each of the undersigned Directors and Officers of ThermoTrex Corporation hereby appoints Theo Melas-Kyriazi, Paul F. Kelleher, Kenneth J. Apicerno, Seth
H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                          Title                        Date


/s/ Anne Pol                       Interim President             June 21, 1999
-------------------------
Anne Pol

/s/ Theo Melas-Kyriazi             Chief Financial Officer       June 21, 1999
-------------------------
Theo Melas-Kyriazi

/s/ Paul F. Kelleher               Chief Accounting Officer      June 21, 1999
-------------------------
Paul F. Kelleher

/s/ John T. Keiser                 Chairman of the Board         June 21, 1999
-------------------------
John T. Keiser

/s/ Morton Collins                 Director                      June 21, 1999
-------------------------
Morton Collins

/s/ Peter O. Crisp                 Director                      June 21, 1999
-------------------------
Peter O. Crisp

/s/ Paul F. Ferrari                Director                      June 21, 1999
-------------------------
Paul F. Ferrari

/s/ George N. Hatsopoulos          Director                      June 21, 1999
-------------------------
George N. Hatsopoulos

/s/ Robert C. Howard               Director                      June 21, 1999
-------------------------
Robert C. Howard

/s/ Nicholas T. Zervas             Director                      June 21, 1999
-------------------------
Nicholas T. Zervas

                                  EXHIBIT INDEX


Exhibit
Number            Description


5.1               Opinion of Seth H. Hoogasian, Esq.

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Seth H. Hoogasian, Esq.
                  (contained in his opinion filed as
                  Exhibit 5).

24                Power of Attorney (see  signature  pages to this  Registration
                  Statement).

                                                                   EXHIBIT 5.1



                             ThermoTrex Corporation
                           10455 Pacific Center Court
                               San Diego, CA 92121




                                                      June 21, 1999

ThermoTrex Corporation
10455 Pacific Center Court
San Diego, CA 92121

Re:   Registration Statement on Form S-8
      Relating to 2,242,500 Shares of the Common Stock,
      $.01 par value, of ThermoTrex Corporation

Dear Sirs:

     I am General Counsel to ThermoTrex Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 2,242,500 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), subject to the following employee benefit plans (each, a "Plan"): ThermoTrex Corporation Deferred Compensation Plan for Directors, ThermoTrex Corporation Employees Equity Incentive Plan, ThermoTrex Corporation Incentive and Nonqualified Stock Option Plan, Thermo Electron Corporation / ThermoTrex Corporation Nonqualified Stock Option Plan and Thermo Electron Corporation Directors Stock Option Plan.

      I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

      2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

      3. The Shares, when issued and sold in accordance with the provisions of the applicable Plan, will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,



                                          /s/ Seth H. Hoogasian
                                          Seth H. Hoogasian
                                          General Counsel

                                                                   Exhibit 23.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]



            Consent of Independent Public Accountants
            -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 21, 1998, included in ThermoTrex Corporation's Annual Report on Form 10-K for the year ended October 3, 1998, and to all references to our Firm included in this registration statement.


                                                Arthur Andersen LLP



Boston, Massachusetts
June 18, 1999